UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2009

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PROPELL CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

336 Bon Air Center, No. 352

Greenbrae, CA  94904

 (Address of Principal Executive Office) (Zip Code)

(415) 747-8775

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

N/A

(b)

N/A

(c)

N/A

(d)

On June 16, 2009, the Company appointed Jamie Graham to its board of directors and accepted Steven Rhodes’ resignation from the board of directors.  There was no arrangement or understanding between Mr. Graham and any person pursuant to which he was selected as a director.

There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which Mr. Graham had or will have a direct or indirect material interest, other than the issuance to Mr. Graham in May 2008 in connection with the merger of Mountain Capital, LLC and Auleron 2005, LLC into the Company of 1,325,166 shares of  the Company’s common stock in exchange for Mr. Graham’s membership interest in Mountain Capital, LLC and Auleron 2005, LLC and the payment by Mr. Graham and an affiliated entity of an aggregate of $350,000 for the purchase by Mr. Graham and such affiliate of an aggregate of 1,296,296 shares of the Company’s common stock and warrants exercisable for an aggregate of 1,944,444 shares of the Company’s common stock  in our recent private placement.

Other than as specified herein and the Company’s agreement to nominate Mr. Graham to its slate of directors at the next annual meeting of stockholders, there was no arrangement or understanding between Mr. Graham and any other person pursuant to which Mr. Graham was selected as a director of the Company.

(e) – (f)

N/A

Item 9.01.

Financial Statements and Exhibits.

(a) – (c)

N/A

(d)  Exhibits.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL CORPORATION

By:	/s/ Edward Bernstein
Name:	Edward Bernstein
Title:	Chief Executive Officer

Date:  June 23, 2009